Exhibit 10.11

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND R ESTATED EMPLOYMENT AGREEMENT (this “Agreement by and among Priority Payment Systems Holdings LLC (“Priority”), Pipeline Cynergy Holdings, LLC (“PCH”) (together, the “Companies”), and Afshin Yazdian (“Executive”) (collectively, the “Parties”), and Priority Holdings, LLC (the “Parent”), is entered into and effective as of the 21st of May, 2014 (the “Effective Date”).

WHEREAS, Executive is currently employed as the Chief Executive Officer of PCH pursuant to an Employment Agreement dated October 16, 2013 between Executive and PCH (the “Prior Agreement”);

WHEREAS, the Parties wish to establish the terms of the Executive’s employment with the Companies following the Effective Date and amend and restate the Prior Agreement, in its entirety, as set forth herein;

WHEREAS, Executive acknowledges receipt of the Change of Control bonus in an amount equal to $300,000 in satisfaction of PCH’s obligation under Section 3(c) of the Prior Agreement; and

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follow:

1.            Employment. The Companies agree to employ Executive, and Executive hereby accepts employment with the Companies, upon the terms and conditions as set forth in this Agreement for the period beginning on the Effective Date and ending on October 16, 2016 (such period, as may be extended or terminated earlier as provided below, the “Employment Period”); provided that the Employment Period shall automatically be renewed on the same terms and conditions set forth herein for additional one- year periods beginning on October 16, 2016, unless the Companies or Executive gives the other Party written notice of the election not to renew the Employment Period at least ninety (90) days prior to any such renewal date.

2.            Duties.

(a)            Duties; Office. During the Employment Period, Executive shall serve as the Executive Director of the Companies, each of their respective subsidiaries and Parent (the Companies, such subsidiaries and Parent are collectively referred to herein as the “Company Parties”) or in such other executive role as may be designated by and shall have the executive- level duties, responsibilities and authority as are designated by the Board of Managers of the Parent (the “Board”), including duties related to the Company Parties’ strategic initiatives, and merger and acquisition opportunities and integration. The Parties hereby agree that Executive shall not be required to relocate in connection with the performance of his duties hereunder and, subject to reasonable travel requirements in connection with the performance of his duties, shall provide his services from the Nashville, TN metropolitan area or such other location within the United States as Executive shall reasonably determine, so long as Executive shall provide the Company Parties with reasonable notice and consultation in connection with any such change of location from the Nashville, TN metropolitan area.

(b)            Performance. Executive shall report to the Chief Executive Officer of the Companies, and Executive shall devote his best efforts and substantially all his business time, skill, energy and attention to the business and affairs of the Company Parties, whether currently existing or hereafter acquired or formed. Executive shall perform his duties and responsibilities hereunder faithfully and to the best of his abilities in a diligent manner and in accordance with the Company Parties policies and applicable law. So long as Executive complies with the requirements of this Section 2(b), Section 5 and his fiduciary duties to the Company Parties, the Executive will not be prohibited from overseeing his personal investments or serving on civic or charitable boards or committees or serving as a member of the board of directors (or similar governing body) of other entities with the prior written consent of the Board (which consent shall not be unreasonably withheld). The Company Parties acknowledges and consents to Executive’s current board service with Sparkbase, Inc.

3.            Base Salary and Benefits.

(a)            Base Salary. During the Employment Period, Executive’s base salary shall be in an amount reviewed and determined by the Board or an appropriate committee of the Board (the “Compensation Committee”), but under no circumstances will it be less than Three Hundred Thousand Dollars ($300,000) per annum (the “Base Salary”), which Base Salary shall be payable in regular installments in accordance with the Companies’ general payroll practices, but in no event less frequently than monthly, and shall be subject to customary withholding and other appropriate deductions.

(b)            Annual Bonus. During the Employment Period, Executive shall be eligible to receive a cash bonus for each fiscal year during the Employment Period equal to sixty-five percent (65%) of the Base Salary (a “Bonus”), with a target of fifty percent (50%) of Base Salary and payment of such Bonus, if any, shall be based on achieving Company Parties’ targets to be established by the Board in its discretion annually provided, however, that Executive shall receive a minimum payment of twenty-five percent (25%) of base salary for the 2014 fiscal year. The Bonus applicable to any fiscal year will be paid within 10 days after the delivery of the final audit of the Companies’ financial statements for such fiscal year, but no later than April 15th of the year following the year to which it relates.

(c)            Benefits. Subject to eligibility criteria, during the Employment Period, Executive and his spouse and eligible children shall be entitled to participate in any and all of the Companies’ employee benefit programs for which executives of the Companies or employees of the Companies of comparable level to the Executive are generally eligible, including, without limitation, 401(k), insurance and health benefits (collectively, the “Benefits”). Executive recognizes that the Companies reserve the right to reasonably change its benefits from time to time and the Companies’ right to make such changes shall not be restricted by, or violative of, this Agreement. The Companies agrees that they will pay one hundred percent (100%) of the applicable insurance premiums for the Executive and his spouse and eligible children.

(d)            Vacation. During the Employment Period, Executive shall be entitled to twenty-five (25) days of paid vacation per calendar year plus customary paid holidays and other paid leave as may be set forth in the Companies’ policies. Executive shall not be entitled to be paid for unused vacation time, but shall be entitled to roll over unused vacation time from year to year.

(e)            Expenses. The Companies shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Companies’ policies in effect from time to time with respect to travel, entertainment, mobile phone, and other business expenses (“Expenses”) subject to the Companies’ requirements with respect to reporting and documentation of such Expenses. Additionally, the Companies shall reimburse Executive for all actual out-of-pocket expenses incurred by him in maintaining his license to practice law in the state of Tennessee. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense or reimbursement provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and its implementing regulations and guidance (“Section 409A”) (a) the amount of expenses eligible for reimbursement provided to Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Executive in any other calendar year, (b) the reimbursements for expenses for which Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, (c) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit and (d) the reimbursements shall be made pursuant to objectively determinable and nondiscretionary policies and procedures of the Companies regarding such reimbursement of expenses. Reimbursement of expenses referred to in Code Section 105(b) shall not fail to meet the requirement of this Section 3(e) solely because such reimbursements may provide for a limit on the amount of expenses that may be reimbursed under such arrangements over some or all of the period in which such reimbursement arrangements remain in effect.

(f)             Equity Plan. During the term of his employment hereunder, Executive shall be eligible to participate in the Parent’s equity plan, upon the terms and conditions set forth in a separate grant agreement.

(g)            Indemnification and Insurance. The Companies shall indemnify Executive with respect to matters relating to Executive’s services as an officer of the Companies or any of their affiliated companies to the extent set forth in the Companies’ formation documents, by agreement, or otherwise as amended from time to time and in accordance with the terms of any other indemnification which is generally applicable to executive officers of the Companies or any of their affiliated companies (as applicable) that may be provided by the Companies or any such affiliated company from time to time. The foregoing indemnification is contractual and will survive any adverse amendment to or repeal of the formation documents. The Companies shall also cover Executive under a policy of officers’ and directors’ liability insurance providing coverage that is comparable to that provided now or hereafter to any other executive officer or manager of the Companies. The provisions of this Section shall survive the termination of the Executive’s employment for any reason. The provisions of this Section 3(g) shall survive the termination of the Executive’s employment regardless of the reason for such termination.

(h)            Source of Payments. All payments to be made to Executive under this Agreement shall be paid from the Companies’ general funds. No special or separate fund shall be established and no other segregation of assets shall be made to assure payment. Neither this Agreement nor any action taken hereunder shall be construed to create a trust of any kind. To the extent that any Person has any right to receive payments from the Companies under this Agreement, that right shall be no greater than the right of any unsecured creditor of Companies.

4.            Early Termination of the Employment Period.

(a)             Without Cause or for Good Reason. If (i) the Executive’s employment by the Companies ceases in connection with a notice of non-renewal of the Employment Period given by the Companies, (ii) prior to the expiration of the Employment Period, the Executive’s employment by the Companies is terminated by the Companies without Cause (as defined below), or (iii) prior to the expiration of the Employment Period, the Executive’s employment by the Companies is terminated by the Executive for Good Reason (as defined below), then (A) the Employment Period shall be deemed to have ended as of the date Executive ceases to be employed by the Companies, (B) Executive shall be entitled to continue to receive his then Base Salary from the Companies, for twelve (12) months following the effective date of such termination (which, in the case of Base Salary, shall be paid in arrears in accordance with the Companies’ general payroll practices, over the applicable period commencing on the date of such termination and subject to withholding and other appropriate deductions), (C) Executive shall be entitled to receive the pro rata portion of any earned but unpaid Bonus for the year of termination and any then accrued but unpaid Bonus for any fiscal year which ended prior to the date of termination, each of which shall be payable on the date that any such Bonus would have otherwise been payable and subject to withholding and other appropriate deductions, (D) Executive shall be entitled to reimbursement as provided in Section 3(e) for any unreimbursed Expenses properly incurred through the date of termination and (E) Executive and his spouse and eligible children shall be entitled to continue to participate, at the Companies’ cost, in the Companies’ health plan or the Companies shall reimburse Executive for the cost of Executive and his spouse and eligible children receiving health insurance through COBRA or otherwise, for twelve (12) months following the effective date of such termination. As a condition to receiving such payments relating to periods following the date of such termination, Executive shall sign a release (covering all matters relating to his employment, and, in the event the Executive sells his securities in the Companies, to the Companies covering all matters), with such release becoming irrevocable within thirty (30) days of Executive’s termination in favor of the Company Parties and their affiliates in such form as the Companies shall reasonably request. In the event the above-referenced thirty (30) days period falls into two (2) calendar years, the payment shall not commence until the second calendar year.

(b)            Cause or Without Good Reason. If the Executive’s employment by the Companies ceases in connection with a notice of non-renewal given by Executive or if, prior to the expiration of the Employment Period, the Executive’s employment by the Companies is terminated by the Companies for Cause or by the Executive without Good Reason, then (i) the Employment Period shall be deemed to have ended as of the date Executive ceases to be employed by the Companies, (ii) Executive shall be entitled to receive his Base Salary through the date of such termination, subject to withholding and other appropriate deductions, (iii) Executive shall be entitled to receive any then accrued but unpaid Bonus for any fiscal year which ended prior to the date of termination on the date that any such Bonus would have otherwise been payable and subject to withholding and other appropriate deductions, and (iv) Executive shall be entitled to reimbursement as provided in Section 3(e) for any unreimbursed Expenses properly incurred through the date of termination.

(c)             Death or Disability. If prior to the expiration of the Employment Period, the Executive’s employment by the Companies is terminated due to Executive’s death or Disability (as defined below), then (A) the Employment Period shall be deemed to have ended as of the date Executive ceases to be employed by the Companies, (B) Executive shall be entitled to continue to receive his Base Salary through the date of termination, subject to withholding and any other appropriate deductions, (C) Executive shall be entitled to receive the pro-rata portion of any earned but unpaid Bonus for the year of termination and any then accrued but unpaid Bonus for any fiscal year which ended prior to the date of termination, each of which shall be payable on the date that any such Bonus would have otherwise been payable and subject to withholding and other appropriate deductions, and (D) Executive shall be entitled to reimbursement as provided in Section 3(e) for any unreimbursed Expenses properly incurred through the date of termination. As a condition to receiving such payments relating to periods following the date of such termination, Executive (or his personal representative or other Person serving in a like capacity) shall sign a release (covering all matters relating to his employment), with such release becoming irrevocable within thirty (30) days of Executive’s termination in favor of the Company Parties and their affiliates in such form as the Companies shall reasonably request. In the event the above-referenced thirty (30) days period falls into two (2) calendar years, the payment shall not commence until the second calendar year.

(d)             Severance. Except as expressly provided in Sections 4(a), 4(b) and 4(c) above, upon the date Executive ceases to be employed by the Companies (i) all of Executive’s rights to Base Salary, Bonus, Benefits and equity plan participation payments hereunder (if any) shall cease and (ii) no other severance compensation or benefits shall be payable by the Companies or any of their affiliates.

(e)            Cause. For purposes of this Agreement, “Cause” shall mean (i) the Executive’s commission of or being charged with the commission of a felony, or any crime involving theft, fraud, dishonesty or moral turpitude, whether or not committed in the course of performing services for the Companies; (ii) gross negligence or any intentional act of fraud or misconduct; (iii) the Executive’s (A) material breach of this Agreement or any other agreement to which the Executive and the Companies (or any of the Companies’ affiliates) are parties which continues beyond ten (10) business days after a written demand is delivered to Executive by the Companies (such ten-day period, the “Cure Period”), provided that Executive shall only be entitled to one such opportunity to cure under this Agreement, (B) breach of fiduciary duties owed to the Companies or any of their affiliates, or (C) willful and continued disregard of the lawful and reasonable directives of the Board clearly communicated to Executive which continues beyond the Cure Period.

(f)             Good Reason. For purposes of this Agreement, “Good Reason” shall mean (i) a unilateral reduction in Executive’s annual rate of Base Salary or Executive’s 50% Bonus target percentage below that existing on the date hereof, (ii) a change in Executive’s title or reporting responsibilities such that Executive no longer reports to the Board or the Chief Executive Officer of the Companies; (iii) a requirement that Executive relocate outside of the Nashville, TN metropolitan area or such other location as Executive shall have reasonably determined in accordance with Section 2(a); (iv) the Companies material breach of this Agreement; or (v) the failure of any successor to the Companies as a result of a sale of all or substantially all of the assets of the Companies to such successor to assume expressly and agree to perform the obligations set forth in this Agreement in the same manner and to the same extent that the Companies would be required to perform if no such succession had taken place; provided, however, that Executive shall have given the Board written notice of such “Good Reason” with reasonable detail of the facts and circumstances claimed as a basis of termination for “Good Reason” within ninety (90) days of the initial existence of the condition, and the Companies shall have failed to correct such change, direction or breach, as applicable, within ten (10) business days after the Board’s receipt of such notice.

(g)            Disability. For purposes of this Agreement, the Executive will be deemed to have a “Disability” if, during the Employment Period, for physical or mental reasons, the Executive is unable to perform the Executive’s duties under this Agreement for sixty (60) consecutive days, or 120 days during any 12-month period. The Disability of the Executive will be determined by a medical doctor selected by the Companies in its good faith judgment, subject to a second opinion at the request of the Executive. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of Disability under this clause, and the Executive hereby authorizes the disclosure and release to the Companies of such determination and any relevant medical records. If the Executive is not legally competent, the Executive’s legal guardian or duly authorized attorney in fact will act in the Executive’s stead for the purposes of submitting the Executive to the medical examinations, and providing the authorization of disclosure, required under this clause.

5.            Restrictive Covenants.

(a)             Confidentiality. Executive acknowledges that the Confidential Information (as defined below) is a valuable, special, sensitive and unique asset of the business of the Company Parties, the continued confidentiality of which is essential to the continuation of its business, and the improper disclosure or use of which could severely and irreparably damage the Company Parties. Executive agrees, for and on behalf of himself, his legal representatives, and his successors and assigns that all Confidential Information is the property of the Company Parties (and not of Executive). Executive further agrees that Executive (i) has at all times in the past and at all times in the future will continue to keep all Confidential Information strictly confidential and not disclose the Confidential Information to any other Person and (ii) shall not, directly or indirectly, disclose, communicate or divulge to any Person, or use or cause or authorize any Person to use any Confidential Information, except as may be used in the performance of his duties hereunder in compliance with this Agreement. “Confidential Information” means all information, data and items relating to the Company Parties and their affiliates (or any of their customers) which the Company Parties reasonably deem valuable, confidential or proprietary. Confidential Information may be in either human, electronic or computer readable form, including, but not limited to, software, source code, or any other form. Notwithstanding the foregoing, “Confidential Information” shall not include information that: (i) becomes publicly known without breach of Executive’s obligations under this Section 5, or (ii) is required to be disclosed by law or by court order or government order; provided, however, that if the Executive is required to disclose any Confidential Information pursuant to any law, court order or government order, (x) Executive shall promptly notify the Company Parties of any such requirement so that the Company Parties may seek an appropriate protective order or waive compliance with the provisions of this Agreement, (y) Executive shall reasonably cooperate with the Company Parties to obtain such a protective order at the Company Parties’ cost and expense, and (z) if such order is not obtained, or the Company Parties waives compliance with the provisions of this Agreement, the Executive shall disclose only that portion of the Confidential Information which the Executive is advised by counsel that the Executive is legally required to so disclose and will exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded the information so disclosed. The Executive will notify the Company Parties promptly and in writing of any circumstances of which the Executive has knowledge relating to any possession or use of any Confidential Information by any Person other than those authorized by the terms of this Agreement.

(b)            Return of Property. The Executive will deliver to the Company Parties at the termination or expiration of the his employment with the Companies, or at any other time the Company Parties may request, all equipment, files, property, memoranda, notes, plans, records, reports, computer tapes, printouts, Confidential Information, Work Product (as defined below), software, documents and data (and all electronic, paper or other copies thereof) belonging to the Company Parties or any of their affiliates, which the Executive may then possess or have under the Executive’s control.

(c)            Intellectual Property Rights. Executive acknowledges and agrees that all inventions, technology, processes, innovations, ideas, improvements, developments, methods, designs, analyses, trademarks, service marks, and other indicia of origin, writings, audiovisual works, concepts, drawings, reports and all similar, related, or derivative information or works (whether or not patentable or subject to copyright), including but not limited to all patents, copyrights, copyright registrations, trademarks, and trademark registrations in and to any of the foregoing, along with the right to practice, employ, exploit, use, develop, reproduce, copy, distribute copies, publish, license, or create works derivative of any of the foregoing, and the right to choose not to do or permit any of the aforementioned actions, which relate to the Company Parties’ or any of their affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive while employed by the Company Parties or any predecessor or entity from which they acquired assets (collectively, the “Work Product”) belong to the Company Parties. All Work Product created by the Executive while employed by the Company Parties will be considered “work made for hire,” and as such, the Company Parties are the sole owners of all rights, title, and interests therein. All other rights to any new Work Product, including but not limited to all of the Executive’s rights to any copyrights or copyright registrations related thereto, are hereby conveyed, assigned and transferred to the Company Parties. The Executive will promptly disclose and deliver such Work Product to the Company Parties and, at the Company Parties’ expense, perform all actions reasonably requested by the Company Parties (whether during or after the Employment Period) to establish, confirm and protect such ownership (including, without limitation, the execution of assignments, copyright registrations, consents, licenses, powers of attorney and other instruments).

(d)            Non- Competition. While employed by the Company Parties and for a period of 1 year thereafter (the “Non-Competition Period”), Executive shall not, directly or indirectly, enter into the employment of, render any services to, engage, manage, operate, join, or own, lend money or otherwise offer other assistance to or participate in or be connected with, as an officer, director, employee, principal, agent, creditor, proprietor, representative, stockholder, partner, associate, consultant, sole proprietor or otherwise, any Person that, directly or indirectly, is engaged in the business of payment processing or competes with (or is in any similar business to that of) the Company Parties or any of their affiliates anywhere in New York, Georgia or any other state in which the Company Parties have customers, facilities, distributors or employees or does business or has done business within the two (2) years immediately preceding the cessation or termination of Executive’s employment. During the Non-Competition Period and thereafter, Executive shall not, directly or indirectly, use any name which is similar to any corporate name of, or any trade name, service mark, trademark, logo or insignia used by the Company Parties, other than in furtherance of the Company Parties’ business. Notwithstanding the foregoing, nothing herein shall prohibit Executive from (x) engaging in the private practice of law or (y) being a passive owner of not more than 3% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the business of such corporation.

(e)             Non-Solicitation; Non-Disparagement. While employed by the Company Parties and for a period of 2 years thereafter (the “Non-Solicitation Period”), Executive shall not whether for his own account or for the account of any Person, solicit, attempt to solicit, endeavor to entice away from the Company Parties or their subsidiaries, hire, attempt to hire, deal with, attempt to attract business from, accept business from, or otherwise interfere with (whether by reason of cancellation, withdrawal, modification of relationship or otherwise) any actual or prospective relationship of the Company Parties or their subsidiaries with any Person (i) who is or was within 6 months employed by or otherwise engaged to perform services for the Company Parties or their subsidiaries, including, but not limited to, any independent contractor or representative or (ii) who is or was within 6 months a supplier, licensee, landlord, customer or client of the Company Parties or their subsidiaries (or other Person with which the Company Parties or their subsidiaries had an actual relationship); provided that the foregoing shall not prohibit any public advertisement of employment opportunities not specifically directed at any such persons or the subsequent employment of any such persons as a result of such permitted solicitations. During the Non-Solicitation Period, Executive shall not, directly or indirectly, whether for his own account or for the account of any Person, acquire any debt issued or guaranteed by the Company Parties or their subsidiaries. Executive agrees that he will never make or publish any statement or communication which is disparaging, negative or unflattering with respect to the Company Parties, their subsidiaries and/or its direct or indirect equityholders, officers, directors, employees or agents.

(f)             Rationale for and Scope of Covenants. If any of the covenants contained in this Section 5 are held to be invalid or unenforceable due to the unreasonableness of the time, geographic area, or range of activities covered by such covenants, such covenants shall nevertheless be enforced to the maximum extent permitted by law and effective for such period of time, over such geographical area, or for such range of activities as may be determined to be reasonable by a court of competent jurisdiction and the Parties hereby consent and agree that the scope of such covenants may be judicially modified, accordingly, in any proceeding brought to enforce such covenants. Executive agrees that his services hereunder are of a special, unique, extraordinary and intellectual character and his position with the Company Parties places his in a position of confidence and trust with the customers, suppliers and employees of the Company Parties and their affiliates. Executive and the Company Parties agree that in the course of employment hereunder, Executive has and will continue to develop a personal relationship with the Company Parties’ customers, and a knowledge of these customers’ affairs and requirements as well as confidential and proprietary information developed by the Company Parties after the date of this Agreement. Executive acknowledges that the Company Parties’ relationships with its established clientele may therefore be placed in Executive’s hands in confidence and trust. Executive consequently agrees that it is reasonable and necessary for the protection of the goodwill, confidential and proprietary information, and legitimate business interests of the Company Parties and their affiliates that Executive make the covenants contained herein, that the covenants are a material inducement for the Company Parties to employ or continue to employ Executive and to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement. For the avoidance of doubt, for purposes of this Section 5, the term “Company Parties” includes the Companies and the Parent and their affiliates and subsidiaries.

(g)            Remedies. Executive consents and agrees that if he violates any covenants contained in this Section 5, the Company Parties would sustain irreparable harm and, therefore, in addition to any other remedies which may be available to it, the Company Parties shall be entitled to an injunction restraining Executive from committing or continuing any such violation of this Section 5. Nothing in this Agreement shall be construed as prohibiting Company Parties from pursuing any other remedy or remedies including, without limitation, recovery of damages. Executive acknowledges that the Company Parties’ affiliates and subsidiaries are express third-party beneficiaries of this Agreement and that they may enforce these rights as third- party beneficiaries. These restrictive covenants shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company Parties, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company Parties of any restrictive covenant. The Company Parties have fully performed all obligations entitling it to the restrictive covenants, and the restrictive covenants therefore are not executory or otherwise subject to rejection and are enforceable under the Bankruptcy Code. Notwithstanding any provision of this Agreement to the contrary, Executive shall not be entitled to any payments pursuant hereto during any period in which Executive is violating any of his obligations under this Section 5. The Company Parties may assign the restrictive covenants set forth in this Section 5 in connection with the acquisition of all or a part of the assets of the Company Parties or their subsidiaries, and any such assignee or successor shall be entitled to enforce the rights and remedies set forth in this Section 5. Executive acknowledges and agrees that the Non-Competition Period and Non-Solicitation Period shall be tolled on a day-for-day basis for all periods in which Executive is found to have violated the terms of this Section 5 so that the Company Parties receive the full benefit of such periods to which Executive has agreed.

(h)            Survival. Notwithstanding anything to the contrary set forth herein, the provisions of this Section 5 shall survive the termination or cessation of this Agreement or Executive’s employment, irrespective of the reason for such termination or cessation. Executive shall disclose the restrictions set forth in this Section 5 to any subsequent employer or potential employer during the Non• Competition Period or Non-Solicitation Period.

6.            Compliance with Code Section 409A.

(a)             General. It is the intention of both the Company P a r t i e s and Executive that the benefits and rights to which Executive could be entitled pursuant to this Agreement comply with Section 409A of the Code, to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If Executive or the Company Parties believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on Executive and on the Company Parties).

(b)            Distributions on Account of Separation from Service. If and to the extent required to comply with Section 409A, any payment or benefit required to be paid under this Agreement on account of termination of Executive’s employment, service (or any other similar term) shall be made only in connection with a “separation from service” with respect to Executive within the meaning of Section 409A.

(c)             No Acceleration of Payments. Neither the Company Parties nor Executive, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

7.            Miscellaneous.

(a)            Submission to Jurisdiction; Consent to Service of Process. Each Party hereby expressly and irrevocably submits to the exclusive jurisdiction and exclusive venue of any federal or state court of competent jurisdiction located in the State of Tennessee for any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that such Party may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each Party hereby waives any defense of lack of personal jurisdiction in Tennessee. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)            Entire Agreement; Amendments and Waivers. This Agreement (including any schedules and exhibits hereto) represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by Executive, in the case of an amendment, supplement, modification or waiver sought to be enforced against Executive, or the Companies, in the case of an amendment, supplement, modification or waiver sought to be enforced against the Companies. This Agreement supersedes any prior communications, agreements or understandings, whether oral or written, between the Parties relating to the subject matter of this Agreement, including the Prior Agreement. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(c)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to conflicts of law principles thereof.

(d)            Section Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

(e)            Notices. All notices and other communications under this Agreement shall be in writing and shall be given by personal delivery, nationally recognized overnight courier or certified mail at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to Executive, to:

Afshin Yazdian

26 Inveraray

Nashville, TN 37215

If to Companies, to:

c/o Priority Holdings, LLC

2001 Westside Parkway

Suite 155

Alpharetta, Georgia 30004

Attn: Board of Managers

With a copy (which shall not constitute notice) to:

Akerman Senterfitt

1 Southeast Third Avenue

Miami, FL 33131

Attn: Carl Roston

Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) on the next business day after dispatch, if sent postage pre-paid by nationally recognized, overnight courier guaranteeing next business day delivery, and (iii) on the 5th business day following the date on which the piece of mail containing such communication is posted, if sent by certified mail, postage prepaid, return receipt requested.

(f)             Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(g)            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, .pdf or other electronic means shall be effective as delivery of a manually executed counterpart to the Agreement.

(h)            Remedies Cumulative. Except as otherwise provided herein, no remedy herein conferred upon a Party hereto is intended to be exclusive of any other remedy. No single or partial exercise by a Party hereto of any right, power or remedy hereunder shall preclude any other or further exercise thereof. All remedies under this Agreement or otherwise afforded to any Party, shall be cumulative and not alternative.

(i)             Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The text of all schedules is incorporated herein by reference. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” As used herein, words in the singular will be held to include the plural and vice versa (unless the context otherwise requires), words of one gender shall be held to include the other gender (or the neuter) as the context requires, and the terms “hereof’, “herein”, and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(j)             Arm’s Length Negotiations. Each Party herein expressly represents and warrants to all other Parties hereto that (a) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement and (b) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

(k)             Construction. The Parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(l)              Waiver  of  Jury   Trial. EACH  PARTY  ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH, OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM IN RESPECT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY AGREES THAT THE OTHER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(m)           Further Instruments and Actions. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(n)            Attorney’s Fees. In the event that any dispute between the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(o)            Binding Effect; Assignment; Third-Party Beneficiaries. Except as otherwise provided herein, this Agreement shall not be assigned by any Party, and no Party’s obligations hereunder or any of them, shall be delegated, without the consent of the other Party; provided that the Companies may unilaterally assign this Agreement to Priority, PCH or Parent at any time; provided further that the Companies may collaterally assign this Agreement to any lender of the Companies or any of their affiliates or otherwise assign its rights and delegate its duties hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. There shall be no third party beneficiaries hereof except as expressly provided herein.

(p)            Representation by Executive. Executive represents and warrants to the Companies that he is not (and that he shall not become) a party to any agreement containing a non-competition provision or other restriction with respect to (i) the nature of any services or business which he is entitled or required to perform or conduct for the Companies under this Agreement, or (ii) the disclosure or use of any information which directly or indirectly relates to the nature of the business of the Companies or the services to be rendered by Executive under this Agreement. Executive further represents and warrants that the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound. Executive agrees not to enter into any agreement which would be inconsistent with any of the terms or conditions hereof.

(q)            Acknowledgment by Executive. Executive hereby acknowledges receipt of the Change of Control Payment in satisfaction of PCH’s obligations under Section 3(c) of the Prior Agreement in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among Priority, PCH, Parent, Priority Holdco, LLC, Cynergy Holdco, LLC, Thomas C. Priore, AESV Creditcard Consulting LLC, and RJH Consulting LLC, and Comvest Pipeline Cynergy Holdings, LLC, Peter J. Kight, Kim Fitzsimmons and Timothy F. Agnew, dated as of the Effective Date, and hereby completely and irrevocably releases and forever discharges the Company Parties, and their respective affiliates, subsidiaries, directors, officers, managers, members, equityholders, principals, employees, agents, representatives, predecessors, successors and assigns from any and all claims, damages, losses, demands, actions, causes of action, promises and/or liabilities arising out of or in any way related, directly or indirectly, with the Change of Control Payment set forth in Section 3(c) of the Prior Agreement or Executive being or having been a holder of any equity or other securities of PCH or any of its subsidiaries.

(r)            Non-Disparagement. The Company Parties agrees that no member of its Board will ever make or publish any statement or communication which is disparaging, negative or unflattering with respect to the Executive.

(s)            Key Person Insurance. Executive shall cooperate in all respects with t h e Company Parties in the event t h e Company Parties seeks to obtain and/or maintain key person insurance with respect to Executive.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Employment Agreement as of the date and year first set forth above.

PIPELINE CYNERGY HOLDINGS, LLC

By:	/s/ Richard J. Harris, Jr.
Name: Richard J. Harris, Jr.
Title: Chief Operating Officer

PRIORITY PAYMENT SYSTEMS HOLDINGS LLC

By:	/s/ Richard J. Harris, Jr.
Name: Richard J. Harris, Jr.
Title: Chief Operating Officer

PRIORITY HOLDINGS, LLC

By:	/s/ Richard J. Harris, Jr.
Name: Richard J. Harris, Jr.
Title: Chief Operating Officer

/s/ Afshin Yazdian
Afshin Yazdian

[Signature Page to Yazdian Employment Agreement]